Exhibit 99.1

ATTENTION DIRECT AND INDIRECT HOLDERS OF, AND PROSPECTIVE HOLDERS OF STOCK ISSUED BY CANO HEALTH, INC.:

Upon the motion, dated February 5, 2024 (the “Motion”) of Cano Health, Inc. and certain of its subsidiaries, as debtors and debtors in possession in the chapter 11 cases (collectively, the “Debtors”) captioned as In re Cano Health, Inc., et al., No. 24-10164 (KBO) (the “Chapter 11 Cases”), on February 7, 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), having jurisdiction over the Chapter 11 Cases, entered an interim order establishing procedures (the “Stock Procedures”) with respect to transfers in the beneficial ownership (including directly or indirectly) of shares of Class A common stock of Cano Health, Inc. (“Common Stock”) and options to acquire beneficial ownership of Common Stock, and scheduling a hearing on a final order with respect to such Stock Procedures.

In certain circumstances, the Stock Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person, group of persons, or entity that either (i) is a Substantial Stockholder of the Common Stock or (ii) as a result of such a transaction, would become a Substantial Stockholder of the Common Stock. For purposes of the Stock Procedures, a “Substantial Stockholder” is any person or entity (within the meaning of applicable regulations promulgated by the U.S. Department of the Treasury, including certain persons making a coordinated acquisition of stock) that beneficially owns (including options to acquire and direct or indirect ownership) at least 225,509 shares of Common Stock (representing approximately 4.75% of all issued and outstanding shares of Common Stock as of the Petition Date). Any prohibited acquisition or other transfer of Common Stock (including options to acquire beneficial ownership of Common Stock) will be null and void ab initio and may lead to contempt, compensatory damages, punitive damages, or sanctions being imposed by the Bankruptcy Court.

The Stock Procedures, as approved on an interim basis and as requested on a final basis, are available on the website of Kurtzman Carson Consultants LLC, the Debtors’ Court-approved claims agent, located at https://www.kccllc.net/CanoHealth, and on the docket of the Chapter 11 Cases, Docket No. 92, which can be accessed via PACER at https://pacer.gov.

A direct or indirect holder of, or prospective holder of, Common Stock that may be or become a Substantial Stockholder should consult the Stock Procedures.

PLEASE TAKE NOTICE that the final hearing on the Motion shall be held on March 7, 2024, at 10:00 a.m. (Prevailing Eastern Time), and any objections or responses to the Motion shall be in writing, filed with the Court, and served upon: (i) proposed attorneys for the Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Gary T. Holtzer, Esq. (gary.holtzer@weil.com), Jessica Liou, Esq. (jessica.liou@weil.com), Matthew P. Goren, Esq. (matthew.goren@weil.com), and Rachael Foust, Esq. (rachael.foust@weil.com)); (ii) proposed co-counsel for the Debtors, Richards, Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801 (Attn: Michael J. Merchant, Esq. (merchant@RLF.com), and Amanda R. Steele, Esq. (steele@rlf.com)); (iii) counsel to the Ad Hoc First Lien Group: Gibson, Dunn & Crutcher LLP, 200 Park Ave, New York, NY 10166 (Attn: Scott J. Greenberg, Esq. (SGreenberg@gibsondunn.com), Michael J. Cohen, Esq. (MCohen@gibsondunn.com), and Christina M. Brown, Esq. (christina.brown@gibsondunn.com)) and Pachulski, Stang, Ziehl &

Jones LLP, 919 North Market Street #1700, Wilmington, Delaware 19801 (Attn: Laura Davis Jones, Esq. (ljones@pszjlaw.com) and James O’Neill, Esq. (joneill@pszjlaw.com)); (iv) counsel to the Agent under the CS Credit Agreement: Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022 (Attn: Mark F. Liscio, Esq. (mark.liscio@freshfields.com) and Scott D Talmadge, Esq. (scott.talmadge@freshfields.com)); (v) counsel to the Agent under the Side-Car Credit Agreement: Proskauer Rose LLP, 70 West Madison, Suite 3800, Chicago, IL 60602 (Attn: Evan Palenschat, Esq. (EPalenschat@proskauer.com)); (vi) U.S. Bank National Association, West Side Flats 60 Livingston Ave. EP-MN-WS3C Saint Paul, MN 55107 (Attn: Global Corporate Trust Services), the Indenture Trustee under the Senior Note Indenture; and (vii) the Office of the United States Trustee for the District of Delaware, 844 N. King Street, Wilmington, Delaware 19801 (Attn: Benjamin A. Hackman, Esq. (Benjamin.A.Hackman@usdoj.gov) and Jon Lipshie, Esq. (Jon.Lipshie@usdoj.gov)); in each case by no later than 4:00 p.m. (Prevailing Eastern Time) on February 29, 2024.

[Remainder of Page Intentionally Left Blank]

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Stock Procedures are in addition to the requirements of any applicable securities, corporate, and other laws and do not excuse non-compliance therewith.

Dated:	Wilmington, Delaware

  February 7, 2024

/s/ Amanda R. Steele
RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530) 920 North King Street
Wilmington, Delaware 19801
Telephone: 302-651-7700
Email: collins@rlf.com merchant@rlf.com steele@rlf.com

-and-

WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer (admitted pro hac vice)
Jessica Liou (admitted pro hac vice)
Matthew P. Goren (admitted pro hac vice) 767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Emails: gary.holtzer@weil.com
jessica.liou@weil.com matthew.goren@weil.com

Proposed Attorneys for the Debtors and the Debtors in Possession

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